Exhibit 99.7

RELEASE

This RELEASE (the “Agreement”) is made and entered into this April 13, 2010 by and between each of INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation, WMC-A, INC., a California corporation, WMC-SA, INC., a California corporation, CHAPMAN MEDICAL CENTER, INC., a California corporation, and COASTAL COMMUNITIES HOSPITAL, INC., a California corporation (individually, a “Borrower” and together, the “Borrowers”), on the one hand, and Thomas A. Seaman, Receiver ("Receiver"), appointed by the United States District Court for the Central District of California, Southern Division on behalf of each of MEDICAL CAPITAL CORPORATION, a Nevada corporation, MEDICAL CAPITAL HOLDINGS, INC., a Nevada corporation, MEDICAL PROVIDER FINANCIAL CORPORATION I, a Nevada corporation (“MPFC I”), MEDICAL PROVIDER FINANCIAL CORPORATION II, a Nevada corporation (“MPFC II”), MEDICAL PROVIDER FINANCIAL CORPORATION III, a Nevada corporation (“MPFC III”), MEDICAL PROVIDER FINANCIAL CORPORATION IV, a Nevada corporation (“MPFC IV”) and MEDICAL PROVIDER FUNDING CORPORATION V, a Nevada corporation (“MPFC V”, and together with MPFC I, MPFC II, MPFC III and MPFC IV, collectively, "MPFC") (individually, a “Lender” and together, the “Lenders”), on the other hand.

BACKGROUND

A.         The Borrowers and MPFC I are parties to that certain $50 Million Revolving Credit Agreement, dated October 9, 2007 (as amended or otherwise modified to date, the “$50 Million Agreement”).  The $50 Million Agreement and the related loan and loan documents may have been assigned to MPFC V and further collaterally assigned to Wells Fargo Bank, N.A.  The Borrowers and MPFC II are parties to that certain $80 Million Credit Agreement, dated October 9, 2007 (as amended or otherwise modified to date, the “$80 Million Agreement”).  The Borrowers and MPFC III are parties to that certain $10.7 Million Revolving Credit Agreement, dated October 9, 2007 (as amended or otherwise modified to date, the “$10.7 Million Agreement”).  The $10.7 Million Agreement and the related loan and loan documents may have been assigned to MPFC IV and further collaterally assigned to The Bank of New York Mellon (formerly known as The Bank of New York).

B.         The obligations of the Borrowers under the $50 Million Agreement, $80 Million Agreement and $10.7 Million Agreement are evidenced by those certain notes, dated October 9, 2007, with such outstanding balances as are set forth on Exhibit A to this Agreement (collectively, the “Notes”).

C.         As security for the obligations under the $50 Million Agreement, $80 Million Agreement and $10.7 Million Agreement, the Borrowers have entered into those certain loan documents, dated October 9, 2007, pursuant to which the Borrowers granted to the applicable Lenders liens and security interests in certain collateral, all as set forth on Exhibit B to this Agreement (collectively, the “Loan Documents”).

D.         The $50 Million Agreement, $80 Million Agreement and $10.7 Million Agreement, together with the Notes and Loan Documents described above, are collectively referred to herein as the “Credit Facilities”.

E.         The Borrowers allege a credit balance of approximately $4,903,037 under the $50 Million Agreement (the “Credit Balance”).  Lenders have alleged a default by the Borrowers under all of the Credit Facilities and the Borrowers have asserted certain claims against the Lenders in connection with the Credit Facilities and the alleged Credit Balance.

F.         KPC Resolution Company, LLC, a California limited liability company (“Purchaser”), an entity wholly owned by Dr. Kali Chaudhuri has entered into a Loan Purchase and Sale Agreement with the Lenders, dated January 13, 2010, under which it will purchase and the Lenders will sell to KPC Resolution Company the entire lender's interest in all of the Credit Facilities and outstanding warrants to purchase shares of Integrated Healthcare Holdings, Inc. held by Lenders and concurrently terminate any collateral or other interests assigned to third party lenders (the “Purchase Agreement”).

G.         Pursuant to that certain Preliminary Injunction and Order Appointing a Permanent Receiver (the "Order") entered on August 17, 2009 by the Court in Case No. SACV 09-818 DOC (RNBx) (the "Case"), Receiver was appointed receiver of MEDICAL CAPITAL CORPORATION, a Nevada corporation and certain of its affiliated entities.

NOW, THEREFORE, incorporating the Background section herein, and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the Lenders and the Borrowers agree as follows:

AGREEMENT

1.           Release by Borrowers.

(a)           Effective immediately following the completion of the purchase and sale of the Credit Facilities to Purchaser under the Purchase Agreement, each Borrower, on behalf of itself, and any person or entity claiming by or through such Borrower (collectively, the “Borrower Releasors”), hereby unconditionally remises, releases, and forever discharges each Lender and its respective past and present officers, directors, shareholders, agents, employees, parent corporations, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns, including without limitation the Receiver, and the heirs, executors, administrators, and successors and assigns of any such person or entity, as releasees (collectively, the “Lender Releasees”), of and from any and all manner of actions, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, promises, warranties, guaranties, representations, liens, judgments, claims, counterclaims, crossclaims, defenses, and/or demands whatsoever, including claims for contribution and/or indemnity, whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, or resulting from any assignment, if any, which any of the Borrower Releasors ever had, now have, or may have against any of the Lender Releasees, for or by reason of any cause, matter, or thing whatsoever, whether direct or indirect, known or unknown, foreseen or unforeseen, arising from the beginning of time to the date hereof, relating to or arising under any of the Credit Facilities, the Case or the Property (collectively, the “Borrower Claims”), including, without limitation, any claims arising with respect to MPFC's alleged failure to fund advances of the $50,000,000 Loan and MPFC's alleged "oversweeping" of Borrowers' collections of Borrowers' accounts receivable.  Each of the Borrowers hereby expressly waives the provisions of Section 1542 of the California Civil Code in connection with the matters which are the subject of the foregoing waivers and releases, which provides:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

and all similar provisions or rules of law.  Each of the Borrowers elects to and does assume all risk for the Borrower Claims heretofore and hereafter arising, whether now known or unknown by such party.

(b)           Each Borrower represents and warrants that it has not assigned, pledged, hypothecated, and/or otherwise divested itself or encumbered all or any part of the Borrower Claims being released hereby and that it hereby agrees to indemnify and hold harmless any and all of Lender Releasees against whom any Borrower Claim so assigned, pledged, hypothecated, divested, or encumbered is asserted.  Each Borrower covenants and agrees never to commence, voluntarily aid in any way, foment, prosecute, or cause to be commenced or prosecuted against the Lender Releasees any action or other proceeding based on any of the Borrower Claims, which may have arisen from the beginning of time to the date hereof, relating to or arising from the lending or any other relationship between Lender and Borrowers under the Credit Facilities.

2.           Limited Release by Lenders.

(a)           Effective immediately following the completion of the sale of the Credit Facilities to Purchaser under the Purchase Agreement, each Lender, on behalf of itself, and any person or entity claiming by or through such Lender, including the Receiver (collectively, the “Lender Releasors”), hereby releases, covenants not to sue, and forever discharges each Borrower and its respective past and present officers, directors, shareholders, agents, employees, parent corporations, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns, and the heirs, executors, administrators, and successors and assigns of any such person or entity, as releasees (the "Borrower Releasees"), from rights, claims, cross-claims, counter-claims, demands, liabilities, obligations, warranties, guaranties, representations, liens, judgments, actions and causes of action which any of the Lender Releasors ever had, now have, or may ever have, against any of the Borrower Releasees that arise solely in connection with (i) any obligation to pay principal, interest on such principal, fees, costs, penalties, charges, reimbursements or guaranties, whether as obligor or guarantor, under any of the Loan Documents and (ii) any difference between the amounts due and owing from Borrowers to Lenders under the Loan Documents and the purchase price payable to Lenders by Purchaser under the Purchase Agreement (collectively, the “Lender Claims”); provided, however, that, without limitation of any other claims that the Lender Releasors may have against Borrower Releasees, the Lender Releasors are not releasing the Borrower Releasees from any indemnity obligations under the Loan Documents or to the extent any Borrower Releasees committed fraud, misrepresentation, concealment of material fact, any torts or any criminal activity in connection with the Credit Facilities.

(b)           Other than pursuant to the Purchase Agreement, each Lender represents and warrants that it has not assigned, pledged, hypothecated, and/or otherwise divested itself or encumbered all or any part of the Lender Claims being released hereby.  Each Lender covenants and agrees never to commence, voluntarily aid, prosecute, or cause to be commenced or prosecuted against the Borrower Releasees any action or other proceeding based on any of the Lender Claims, which may have arisen from the beginning of time to the date hereof.

3.           Conditions Precedent to Enforceability of Amendment.

The effectiveness of this Agreement shall be conditioned upon and subject to each of the following:

(a)           Purchaser shall have consummated his purchase of all of the Credit Facilities under the Purchase Agreement;

(b)           The Borrowers shall have executed and delivered this Agreement to the Lenders; and

(c)           The Receiver shall have executed and delivered this Agreement to the Borrowers on behalf of the Lenders, and as of the date of such execution and delivery the Receiver shall have all requisite power and authority to enter into this Agreement on behalf of each of the Lenders and bind each of the Lenders to all provisions of this Agreement.

4.           Successors and Assigns.

This Agreement (i) shall be binding on each of the Borrowers and the Lenders and on their respective nominees, successors, and assigns, and (ii) shall inure to the benefit of the Borrowers and the Lenders and to their respective nominees, successors, and assigns.

5.           Governing Law.

This Agreement shall be construed in accordance with and governed by the internal laws of the State of California without reference to conflict of laws principles and irrespective of the governing law clauses in the Credit Facilities.

6.           Non-Severability of Provisions.

The provisions of this Agreement must be read as a whole and are not severable and/or separately enforceable by any party hereto.  If any provision of this Agreement is held to be inoperative, unenforceable, void or invalid, then this Agreement shall be considered void ab initio and of no force or effect.

7.           Integration.

This Agreement and the documents referred to, comprising, or relating to this Agreement constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

8.           References to Credit Facilities

The Credit Facilities and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Facilities, as amended or modified hereby, are hereby amended and modified so that any reference to the Credit Facilities shall mean a reference to the Credit Facilities, as amended or modified hereby.

9.           No Third-Party Beneficiaries.

Notwithstanding anything to the contrary contained herein, no provision of this Agreement or any other document executed in connection herewith is intended to benefit any party other than the signatories hereto nor shall any such provision be enforceable by any other party.

10.           Headings.

The headings and underscoring of articles, sections, and clauses have been included herein for convenience only and shall not be considered in interpreting this Agreement.

11.           Amendment and Waiver.

No amendment of this Agreement and no waiver, discharge, or termination of any one or more of the provisions hereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

12.           Counterparts.

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  This Agreement shall be deemed to have been executed and delivered when the Secured Party has received counterparts hereof executed by all parties listed on the signature pages below.  Counterpart signature pages received by telecopy or electronically by PDF attachment shall be deemed original signature pages.

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IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed individually, or by their duly authorized officers or members on the date first written above.

BORROWERS:
INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation, By: /s/ Kenneth K. Westbrook Kenneth K. Westbrook, President	WMC-A, INC., a California corporation, By: /s/ Kenneth K. Westbrook Kenneth K. Westbrook, President
WMC-SA, INC., a California corporation, By: /s/ Kenneth K. Westbrook Kenneth K. Westbrook, President	COASTAL COMMUNITIES HOSPITAL, INC., a California corporation, By: /s/ Kenneth K. Westbrook Kenneth K. Westbrook, President
CHAPMAN MEDICAL CENTER, INC., a California corporation, By: /s/ Kenneth K. Westbrook Kenneth K. Westbrook, President

LENDERS:
/s/ Thomas A. Seaman Thomas A. Seaman, as Receiver, appointed by the United States District Court for the Central District of California, Southern Division for the Lenders

EXHIBIT A
Notes and Outstanding Balances

Principal balances outstanding as of April 13, 2010

$10.7 Million Credit Agreement (convertible note)	$5,968,268
$80.0 Million Credit Agreement (secured term note)	45,000,000
$80.0 Million Credit Agreement (secured non-revolving line of credit)	29,999,633
$50.0 Million Credit Agreement (credit balance)	( 4,903,037	) 1

1      This amount is net of credits given against accrued interest under all of the above loans

EXHIBIT B
Loan Documents